UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 15, 2006

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2006, Precision Optics Corporation, Inc. (the “Company”) entered into an employment offer letter with Michael T. Pieniazek, under which Mr. Pieniazek will serve as Vice President and Chief Financial Officer of the Company. Mr. Pieniazek will be required to work five days every two-week period, and his annual salary will be $62,500. The terms of Mr. Pieniazek’s employment include a grant of 125,000 shares of common stock to vest over a five year period, and a pro rata share of the standard benefits offered to employees of the Company.

A copy of the employment offer letter executed by the Company and Mr. Pieniazek is filed as Exhibit 10.1 hereto.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)
Michael T. Pieniazek was appointed as Chief Financial Officer of the Company, effective September 15, 2006. From 2005 to 2006, Mr. Pieniazek served as the Chief Financial Officer and President of MIP Solutions, Inc., a privately held technology company that develops commercial applications using molecularly imprinted polymers for the removal of targeted molecules from water. From 2002 to 2005, Mr. Pieniazek served as the Chief Financial Officer and President of Uromedical Diagnostic Inc., a privately held medical device company engaged in developing, manufacturing and marketing proprietary urology diagnostic products. From 1995 to 2001, Mr. Pieniazek served as the Chief Financial Officer, President and Treasurer of Equidyne Corporation, a publicly traded medical device company that develops, manufactures and markets needle-free drug delivery systems for subcutaneous and intramuscular injections.

A copy of the Company’s press release announcing the appointment of Mr. Pieniazek is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit Number	Title

	10.1	Employment Offer Letter dated as of September 15, 2006 from Precision Optics Corporation, Inc. to Michael T. Pieniazek.

	99.1	Press Release issued by Precision Optics Corporation, Inc. on September 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: September 21, 2006	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: Chairman of the Board, Chief Executive Officer, President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Offer Letter dated as of September 15, 2006 from Precision Optics Corporation, Inc. to Michael T. Pieniazek.

99.1	Press Release issued by Precision Optics Corporation, Inc. on September 20, 2006.